EXHIBIT 99.1

AMENDMENT TO WARRANT AGREEMENT

Axion Power International, Inc.

and

Continental Stock Transfer and Trust Company, as Warrant Agent

AMENDMENT TO WARRANT AGREEMENT

THIS AMENDMENT (this “Amendment”), dated as of May __, 2015, to the Warrant Agreement (the “Agreement”), originally dated October 23, 2014, is entered into by and between Axion Power International, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer and Trust Company, a                                               , as Warrant Agent (the “Warrant Agent”). All capitalized terms used and not defined herein are used as defined in the Agreement.

WHEREAS, as of the opening of business on April 17, 2015, the Company notified the Warrant Agent that it would no longer accept notices of exercise of the Series B warrants under the provisions of Section 3.3.2 hereof due to a lack of sufficient remaining authorized shares to honor all such requests due to the continued decline in the market price of the Company’s Common Stock and would not be able to do so unless and until the Company was able to provide sufficient authorized and unissued shares of its Common Stock to honor the exercise of the remaining Series B warrants (the “Delay”); and

WHEREAS, as of April 17, 2015, 1,546,804 Series B warrants have been exercised, and 609,446 Series B warrants remain to be exercised; and

WHEREAS, among other things, in order to provide a specified amount of shares issuable with respect to the remaining unexercised Series B warrants, and to extend the term of the Series B warrants by the length of time during which the Company shall be unable to honor exercise of such warrants until the reverse split of the Company’s common stock in a ratio of not less than 1:20 nor more than 1:50, as set forth in its Schedule 14A filed with the SEC on April 30, 2015 and the contemporaneous amendment of the Company's Certificate of Incorporation to give effect to such reverse split (the “Reverse Split”) can be effected, thus providing the Company with sufficient authorized and unissued shares to continue honoring exercised notice of said Series B warrants, the Company and certain of the holders of the remaining issued and outstanding Series B warrants have agreed to enter into this Amendment; and

WHEREAS, this Amendment is being entered into pursuant to Section 8.8 of the Agreement and will be effective upon execution of this Agreement and substantially identical agreements by and among the Company, the Warrant Agent and holders of Series B warrants (each, a “Holder”) to purchase at least 65% of the shares of Common Stock underlying the then outstanding Series B warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Series B warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows

1. General. Except as specifically modified in this Amendment, the Agreement remains in full force and effect as originally set forth. The parties agree that the provisions of Section 3.3.6. are not applicable to the Delay.

2. Amendments.

a. The definition of the term “Market Price” in Section 3.3.2.1 is hereby amended in its entirety to read as follows:

“Market Price” shall mean $0.10 (subject to adjustment for any stock split, reverse stock split, stock dividend, stock combination, recapitalization or other similar transaction)."

b. Section 3.2 of the Agreement is hereby amended in its entirety to read as follows:

3.2. Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date of issuance thereof and ending on the earlier of: (a) (i) October 29, 2019 for the A Warrants and (ii) the later of (x) April 29, 2016 and (y) if the Company has not effected the Reverse Split on or prior to July 17, 2015, the date determined by adding to April 29, 2016 one day for each day following July 17, 2015 that the Company has not effected the Reverse Split or (b) upon the dissolution and winding up of the Company (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date.

3. Voluntary Reduction in the Initial Exercise Price of the Series A Warrants.

Automatically upon the execution and delivery of the Amendment and substantially identical amendments to the Agreement by holders of at least 65% of the outstanding Series B warrants, the Company shall cause the initial Exercise Price of the Series A warrants to be reduced to $0.50 per share, and all references to “3.25 per share” in the first WHEREAS clause of the Agreement, in Section 3.1 of the Agreement and on the front of the form of Certificate of the Series A warrants, in each case solely as such dollar amounts refer to the initial Exercise Price of the Series A warrants, shall be amended to instead refer to “0.50 per share”.______

4. Miscellaneous Provisions.

a. Except as modified by this Amendment, the Agreement remains in full force and effect as originally written. This Amendment is governed by and construed in accordance with the laws of the State of New York and is otherwise subject to all provisions set forth in Section 8 of the Agreement.

b. This Amendment shall automatically become effective only upon the execution and delivery of the Amendment and substantially identical amendments to the Agreement by holders of at least 65% of the outstanding Series B warrants, as of the date hereof, as so specified in Section 8.8 of the Agreement.

c. On or before 8:30 a.m. (New York City time) on the effective date of this Amendment, the Company shall issue a press release announcing this Amendment along with a Current Report on Form 8-K with the Securities and Exchange Commission, which Form 8-K shall include a form of this Amendment as an attachment thereto. After issuance of such press release, the Company warrants that the Holder will not be in possession of any material non-public information respecting the Company or the Company’s subsidiaries. Further, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide the Holder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Holder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.  Effective upon the filing of the press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. To the extent that the Company, any of its subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to the Holder or any of its affiliates without its consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information.  The Company understands and confirms that the Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

d. Further Assurances. Each party shall use its  reasonable best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL TRANSFER & TRUST COMPANY, as warrant agent

By:
Name:
Title:

AXION POWER INTERNATIONAL, INC.

By:
Name:
Title:

HOLDER

By:
Name:
Title:

Number of Series B Warrants Owned:______________